UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 14a-12

True Drinks Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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18553 MacArthur Blvd., Suite 325
Irvine, California 92612
Tel. (949) 203-3500
Fax (949) 825-5995

NOTICE OF CONSENT SOLICITATION

January 14, 2014

Dear True Drinks Holdings, Inc. Stockholder:

    The Board of Directors of True Drinks Holdings, Inc., a Nevada corporation (the “Company” or “we”), is writing to solicit your consent on behalf of the Company to approve the following proposals (the “Proposals”):

    1.    Approval of an amendment to the Company’s Articles of Incorporation (the “Amendment”) to increase the total number of our authorized shares of common stock, par value $0.001 per share (“Common Stock”) from 40.0 million shares to 120.0 million shares (the “Authorized Share Increase”); and

    2.    Approval of the 2013 Stock Incentive Plan (the “Plan”), which authorizes an aggregate total of 20.0 million shares of the Company’s Common Stock for issuance to Eligible Recipients, as such term is defined in the following Consent Solicitation Statement.

    The Company's Board of Directors unanimously approved the Authorized Share Increase on November 19, 2013 and the Plan on December 31, 2013. Each of these matters are more fully discussed in the attached Consent Solicitation Statement.

    In order to save the expense associated with holding a special meeting of the Company’s stockholders, the Board of Directors has elected to obtain stockholder approval by written consent (“Written Consent”) of the Proposals pursuant to Section 78.370 of the Nevada Revised Statues, rather than by calling a meeting of stockholders. The close of business on December 27, 2013 (the “Record Date”) has been fixed as the Record Date for the determination of holders of our Common Stock and our Series B Convertible Preferred Stock (“Series B Preferred”) entitled to receive notice of and discretion to approve the Proposals.

    This solicitation is being made on the terms and subject to the conditions set forth in the accompanying Consent Solicitation Statement and form of Written Consent. To be counted, your properly completed Written Consent must be received before 5:00 p.m. Pacific Time, on January 30, 2014 (the “Expiration Date”), subject to early termination of the Consent Solicitation, or extension of the Expiration Date at the discretion of our Board of Directors.

    Failure to submit the Written Consent will have the same effect as a vote against the Proposals. We recommend that all stockholders consent to the Proposals, by marking the box entitled “FOR” with respect to each Proposal and submitting the Written Consent by one of the methods set forth in the attached form of Written Consent. If you sign and send in the Written Consent form but do not indicate how you want to vote as to the Proposals, your consent form will be treated as a consent “FOR” each Proposal.

By order of the Board of Directors

/s/ Lance Leonard
Lance Leonard
Chief Executive Officer

-i-

18553 MacArthur Blvd., Suite 325
Irvine, California 92612
Tel. (949) 203-3500
Fax (949) 825-5995
_____________________________________________________________________________________________

CONSENT SOLICITATION STATEMENT
_____________________________________________________________________________________________

    This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents of the stockholders of True Drinks Holdings, Inc., a Nevada corporation (the “Company”, “us”, “we” or “our”) with regard to the following proposals (the “Proposals”):

1.
Approval of an amendment to the Company’s Articles of Incorporation (the “Amendment”) to increase the total number of our authorized shares of common stock, par value $0.001 per share (“Common Stock”) from 40.0 million shares to 120.0 million shares (the “Authorized Share Increase”); and

2.
Approval of the 2013 Stock Incentive Plan (the “Plan”), which authorizes an aggregate total of 20.0 million shares of the Company’s Common Stock for issuance to Eligible Recipients, as such term is defined in the following Consent Solicitation Statement.

    Our Board of Directors choose to seek stockholder approval by written consent ("Written Consent"), rather than calling a special meeting of stockholders, in order to eliminate the costs and management time involved in holding a special meeting. Written Consents are being solicited from all of our stockholders of record pursuant to Section 78.320 of the Nevada Revised Statutes and Article I, Section 11 of our Bylaws.

Who May Consent

    This Consent Solicitation Statement and attached form of Written Consent are being mailed to eligible stockholders on or about January 14, 2013. On December 27, 2013, as the record date for the determination of stockholders entitled to act with respect to this Consent Solicitation (the “Record Date”), we had 27,885,587 shares of Common Stock and 1,733,535 shares of Series B Convertible Preferred (“Series B Preferred”) outstanding, each of which are entitled to act with respect to this Consent Solicitation. Each holder of Common Stock is entitled to one vote per share of Common Stock held, and, subject to certain limitations set forth in the Certificate of Designation, Preferences, Rights and Limitations of the Series B Convertible Preferred Stock (the “Certificate of Designation”), each holder of Series B Preferred is entitled to 16 votes per share of Series B Preferred held on the Record Date. As of the Record Date, outstanding shares represented 55,622,147 votes, consisting of 27,885,587 attributable to Common Stock and 27,736,560 attributable to Series B Preferred.

    Stockholders who wish to consent to the Proposals must return the attached form of Written Consent on or before 5:00 p.m. Pacific Time on January 30, 2014 (the “Expiration Date”). The Company expressly reserves the right, in its sole discretion and regardless of whether any of the conditions of the Consent Solicitation have been satisfied, subject to applicable law, at any time prior to Expiration Date to (i) terminate the Consent Solicitation for any reason, including if the consent of stockholders holding a majority of the Company’s outstanding shares has been received, (ii) waive any of the conditions to the Consent Solicitation, or (iii) amend the terms of the Consent Solicitation.

    Stockholders who wish to consent must deliver their properly completed and executed Written Consents to the Corporate Secretary of the Company in accordance with the instructions set forth in the attached form of Written Consent. The Company reserves the right (but is not obligated) to accept any Written Consent received by any other reasonable means or in any form that reasonably evidences the giving of consent to the approval of the Proposals.

   IF YOU HOLD YOUR STOCK IN “STREET NAME”, YOU MUST INSTRUCT YOUR BROKER OR NOMINEE AS TO HOW TO VOTE YOUR SHARES. IF YOU FAIL TO DO SO, YOUR BROKER OR NOMINEE MAY NOT VOTE YOUR STOCK. Any beneficial owner of the Company who is not a record holder must arrange with the person who is the record holder or such record holder’s assignee or nominee to: (i) execute and deliver a Written Consent on behalf of such beneficial owner; or (ii) deliver a proxy so that such beneficial owner can execute and deliver a Written Consent on its own behalf.

    Requests for copies of this Consent Solicitation Statement should be directed to True Drinks Holdings, Inc. at the address or telephone number set forth above.

    Our transfer agent, Corporate Stock Transfer, will act as tabulation agent for this Consent Solicitation Statement. If you have any questions regarding your form of Written Consent, or if you need assistance voting your shares, please contact us directly at (949) 203- 3502.

Consent Required

    Stockholder approval of the Proposals will be effective upon receipt by us of affirmative Written Consents, not previously revoked, representing at least 27,811,074 shares, or a majority of the shares of Common Stock and Series B Preferred issued and outstanding as of the Record Date and entitled to act upon the Proposals. Accordingly, abstentions from submitting your Written Consent will have the effect of a vote “AGAINST” each Proposal.

 Revocation of Consents

    You may withdraw or change you Written Consent at any time prior to the Expiration Date by submitting a written notice of revocation to the Company’s Corporate Secretary at the address set forth above. A notice of revocation or withdrawal must specify the record stockholder’s name and the number of shares being withdrawn.  After the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable.

Absence of Appraisal Rights

    Stockholders who abstain from approving of the Proposals, or who withhold consent of the Proposals, do not have the right to an appraisal of their shares of Common Stock or Series B Preferred, or any similar dissenters’ rights under the Nevada Revised Statutes and our Articles of Incorporation and Bylaws.

Expenses of this Solicitation

    This solicitation is being made by the Company’s Board of Directors, and the Company will bear the entire cost of the solicitation, including preparation, printing and mailing costs. Written Consents will be solicited principally through the mail, but our directors, officers and employees may solicit Written Consents personally, by phone or by e-mail. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these consent solicitation materials to stockholders whose shares of Common Stock are held of record by such entities, and we will reimburse suck brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection herewith. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with this consent solicitation, of management determines it advisable.

PROPOSALS TO BE ACTED UPON BY STOCKHOLDERS:

PROPOSAL NO. 1

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE OUT AUTHORIZED SHARES OF COMMON STOCK FROM 40.0 MILLION TO 120.0 MILLION

    Article III, Section 1 of our Articles of Incorporation currently reads as follows:

“Authorized Shares of Common Stock. The aggregate number of shares of stock which the corporation shall have authority to issue is 40,000,000 shares of $0.001 par value Common Stock. The shares of this class of Common Stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Nevada Revised Statutes. The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.”

    The Company’s Board of Directors has approved and recommends to that stockholders approve of an amendment to Article III, Section 1 of our Articles of Incorporation to increase the authorized number of shares of Common Stock from 40.0 million shares to 120.0 million shares (the “Authorized Share Increase”). If this proposal is adopted, Article III, Section 1 will read as follows:

“Authorized Shares of Common Stock. The aggregate number of shares of stock which the corporation shall have authority to issue is 120,000,000 shares of $0.001 par value Common Stock. The shares of this class of Common Stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Nevada Revised Statutes. The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.”

    Only the number of shares of Common Stock issuable by the Company, and not any other provision of the Company’s Articles of Incorporation will be affected Authorized Share Increase. If approved by a majority of the Company’s stockholders, we will file an amendment, in substantially the form attached hereto as Exhibit A, with the Nevada Secretary of State to implement the Authorized Share Increase.

Description of our Capital Stock

General   The Company’s authorized capital stock currently consists of 40.0 million shares of Common Stock, and 5,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”). Based on the number of shares, options, warrants and convertible notes outstanding as of December 27, 2013, there were: (i) 27,885,587 outstanding shares of Common Stock; (ii) 1,733,535 shares of Series B Preferred, convertible into approximately 27,736,560 shares of Common Stock; (iii) outstanding options to purchase approximately 3,993,258 shares of Common Stock; (iv) outstanding warrants to purchase 11,143,115 shares of Common Stock; and (v) outstanding promissory notes, convertible into approximately 2,824,700 shares of Common Stock. As a result, there are approximately 73.5 million shares issued and outstanding, assuming conversion and exercise of all outstanding derivative securities.

    Common Stock   As of December 27, 2013, there were 27,885,587 shares of Common Stock outstanding. Holders of the Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the Company’s stockholders. Holders of Common Stock are entitled to receive ratably any dividends that may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the Company’s liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive ratably the Company’s net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are also subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock which the Company may designate and issue in the future without further stockholder approval.

    Our Common Stock, CUSIP No. 897837100, is currently traded on the OTCQB marketplace under the symbol “TRUU”.  On December 27, 2013, the closing price of our Common Stock on the OTCQB marketplace was $0.23.

    Preferred Stock   The Board is currently authorized, without further stockholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights, qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, term of redemption including sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of management without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

    As of December 27, 2013 only 1,733,535 shares of Series B Preferred were outstanding, and no other series or classes of Preferred Stock were issued and outstanding.

Purpose of and Rationale for the Authorized Share Increase

    We are currently authorized to issue a total of 40.0 million shares of Common Stock. Of this amount, 27,885,587 shares of Common Stock were outstanding as of December 27, 2013. In addition to shares of Common Stock issued and outstanding, we are required to reserve sufficient shares of Common Stock for issuance upon conversion or exercise of our outstanding convertible securities.

    On November 22, 2013, we filed The Certificate of Designation with the Nevada Secretary of State, designating 2.75 million shares of the Company's Preferred Stock as Series B Preferred. Each share of Series B Preferred has a stated value of $4.00 per share (“Stated Value”), and accrues annual dividends equal to 5% of the Stated Value, payable by the Company in quarterly installments, in either cash or shares of Common Stock. Pursuant to certain terms and conditions in the Certificate of Designation, but not before the filing of an amendment with the Nevada Secretary of State to implement the Authorized Share Increase, each share of Series B Preferred is convertible, at the option of the holder, into that number of shares of Common Stock equal to the Stated Value, divided by $0.25 per share (the “Conversion Shares”). The Company also has the option to require the conversion of the Series B Preferred into Conversion Shares in the event: (i) there are sufficient authorized shares of Common Stock reserved as Conversion Shares; (ii) the Conversion Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Conversion Shares are freely tradable, without restriction, under Rule 144 of the Securities Act; (iii) the daily trading volume of the Company's Common Stock, divided by the closing price, equals at least $250,000 for 20 consecutive trading days; and (iv) the average closing price of the Company's Common Stock is at least $0.62 per share for 10 consecutive trading days.

    On November 25, 2013 and December 10, 2013, the Company and certain accredited investors (the “Investors”) entered into a Securities Purchase Agreement to purchase approximately 1.49 million shares Series B Preferred for $4.00 per share (the “Shares”), which amount may be increased to an aggregate total of 2.0 million Shares at additional closings (the “Series B Offering”). As additional consideration for the purchase of Shares in the Series B Offering, each Investor will receive five-year warrants (the “Warrants”), exercisable for $0.30 per share (the "Exercise Price"), to purchase that number of shares of the Company's Common Stock equal to 35% of the Purchase Price, divided by the Exercise Price (the “Warrant Shares”).

    In connection with the Series B Offering, certain holders of our outstanding convertible debt agreed to cancel such debt, totaling $739,706 in principal and accrued interest, in exchange for 205,476 Shares and Warrants to purchase 862,995 shares of Common Stock for $0.30 per share (the “Note Conversion”).

    Although the Series B Offering and Note Conversion provided us with working capital and reduced our outstanding debt obligation, the transactions obligated the Company to reserve shares of Common Stock in excess of the amount authorized under our Articles of Incorporation. As of the Record Date, the Company was obligated to reserve the following shares of Common Stock:

•	27,736,560 shares of Common Stock as Conversion Shares, issuable upon conversion of outstanding shares Series B Preferred;
•	11,143,115 shares of Common Stock reserved for future issuance upon exercise of outstanding warrants, including Warrants issued in the Series B Offering and Note Conversion;
•	3,993,258 shares of Common Stock reserved for future issuance upon exercise of outstanding options; and
•	2,824,700 shares of Common Stock reserved for future issuance upon conversion of certain convertible promissory notes issued by the Company.

    Thus, as of the Record Date, a total of approximately 73.5 million shares of our Common Stock were either issued and outstanding or reserved for issuance as described above. Such amount exceeded our authorized Common Stock by approximately 33.5 million shares. Moreover, the anti-dilution provisions applicable to outstanding warrants and certain convertible promissory notes provide that the amount of Common Stock issuable upon the conversion or exercise of such securities will be increased under certain circumstances.

    The Authorized Share Increase will provide the Company with sufficient authorized but unissued Common Stock to permit conversion and exercise of all of its currently outstanding securities, including the securities issued during the Series B Offering and Note Conversion. Additionally, the Authorized Share Increase will enable us to respond quickly to opportunities to raise capital in public or private offerings. The availability of additional authorized shares will enable our Board of Directors to act with flexibility to issue shares of Common Stock in connection with future financings, strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers, forward stock splits and other favorable opportunities that may arise to enhance our capital structure.

    If, however, stockholders do not consent to the Authorized Share Increase, we will not have sufficient shares of Common Stock to issue upon exercise or conversion of the securities issued in connection with the Series B Offering, Note Conversion and all other outstanding derivative securities. Moreover, we will be unable to issue any shares of Common Stock, preventing us from taking advantage of any opportunity for addition working capital that requires the issuance of Common Stock.

    We believe that the Authorized Share Increase will provide the Company with sufficient shares of Common Stock to satisfy the Company’s obligations to issue Common Stock, as described herein. Other than as specified above and as permitted or required under outstanding options, warrants and other securities convertible into shares of our Common Stock, the Company has no present arrangements, agreements or understandings for the use of the additional shares proposed by the Authorized Share Increase. We reserve the right to seek a further increase in authorized shares, from time to time in the future as appropriate.

Effect on Outstanding Common Stock

    The additional shares of Common Stock authorized by the Authorized Share Increase will have the same privileges as the shares of Common Stock currently authorized and issued. Stockholders do not have preemptive rights under our Articles of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. The Authorized Share Increase would not affect the terms or rights of holders of existing shares of Common Stock. All outstanding shares of Common Stock will continue to have one vote per share on all matters to be voted on by our stockholders, including the election of directors.

    The issuance of any additional shares of Common Stock may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of Common Stock of existing stockholders. In addition, if our Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. We expect, however, to receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

    The Authorized Share Increase will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

Anti-Takeover Effects

    Although the Authorized Share Increase is not motivated by anti-takeover concerns and is not considered by our Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock.

Required Approval

    We must receive affirmative Written Consents approving this Proposal No. 1, not previously revoked, representing at least 27,811,074 votes, or a majority of the shares of Common Stock and Series B Preferred issued and outstanding as of the Record Date and entitled to act upon this Proposal. Accordingly, abstentions from submitting your Written Consent will have the effect of a vote “AGAINST” this Proposal.

Board of Directors Recommendation

    The Board recommends that you mark the box entitled “FOR” the approval of the Authorized Share Increase.

PROPOSAL NO. 2

APPROVAL OF THE 2013 STOCK INCENTIVE PLAN

Our Board of Directors unanimously approved the 2013 Stock Incentive Plan (the “Plan”) on December 31, 2013, subject to stockholder approval, and authorized a total of 20.0 million shares of the Company’s Common Stock (the “Shares”) for issuance to all employees (including, without limitation, officers and directors who are also employees) of the Company or any subsidiary of the Company (each a “Subsidiary”), any non-employee director, consultants and independent contractors of the Company or any Subsidiary, and any joint venture partners (including, without limitation, officers, directors and partners thereof) of the Company or any Subsidiary (each, an “Eligible Recipient”, and collectively, the “Eligible Recipients”). A copy of the Plan is attached to this Consent Solicitation Statement as Exhibit B. As of the date of this Consent Solicitation Statement, no Shares have been issued under the Plan.

Purpose of the Plan

    Under the terms of the Plan, the Compensation Committee of the Board of Directors will administer the Plan (the “Committee”).  The Committee will, at its discretion, issue the authorized Shares to Eligible Recipients in the form of: (i) stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”) (“Qualified Stock Options”), (ii) stock options that do not qualify as incentive stock options (“Non-Qualified Stock Options” and together with the Qualified Stock Options, the “Incentive Awards”), or (iii) awards of shares that are subject to certain restrictions specified in the Plan (each a “Restricted Stock Award”).

    The Plan will advance the interest of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding those individuals who contribute to the achievement by the Company of its operational and financial objectives. If approved by a majority of our stockholders, awards issued to “beneficial owners”, as such term is defined by Rule 16a-1 of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will qualify for an exemption from the “short swing” profit rules contained in Section 16 of the Exchange Act, and awards under the Plan will be considered “qualified” under the rules and regulations of the Internal Revenue Code of 1986, as amended.

    Below is a summary of the Plan. Unless otherwise indicated, all capitalized terms shall have the same meaning as defined in the Plan. This summary does not purport to be complete, and is qualified, in its entirety, by the specific language of the 2013 Stock Incentive Plan, as attached to this Consent Solicitation Statement as Exhibit B.

Description of the Plan

    Purpose.   The Plan provides the Company with the ability to attract and retain highly qualified Eligible Recipients to perform services for the Company and its Subsidiaries.  By providing these Eligible Recipients with equity-based Incentive Awards, the Plan gives each Eligible Recipient an incentive to perform and increase the value of the Company, aligning the interests of these Eligible Recipients with the Company and its stockholders.

    Administration.   The Plan will be administered by the Compensation Committee of the Board of Directors, consisting of Messrs. Timothy Lane and Carl Wistreich, each of whom is considered “independent” within the meaning of the Securities and Exchange Commission’s rules regarding director independence. The Committee may adopt rules and regulations for carrying out Plan. The interpretations and decisions of the Committee are final and conclusive on all persons participating or eligible to participate in the Plan.

    Stock Subject to the Plan.   Under the Plan, the Committee may award Eligible Recipients with shares of Common Stock in the form of Incentive Awards, specifically Qualified Stock Options or Non-Qualified Stock Options, or Restricted Stock Awards.  A total of 20.0 million shares of our Common Stock will be available for purchase under the Plan. The Common Stock issued under the Plan will be from authorized but unissued shares of our Common Stock.

    Eligibility.   Eligible Recipients may be selected by the Committee to receive Incentive Awards or Restricted Stock Awards under the Plan.  Eligible Recipients include all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, any non-employee director, consultants and independent contractors of the Company or any Subsidiary, and any joint venture partners (including, without limitation, officers, directors and partners thereof) of the Company or any Subsidiary. Although the Company estimates that 11 individuals associated with the Company and its subsidiaries will qualify as Eligible Recipients.

    Options.   Each Qualified Stock Option and Non-Qualified Stock Option (each an “Option”) granted under the Plan is subject to the following terms and conditions:

    (a)           Exercise Price.  The per share price to be paid by an Eligible Recipient participation under the Plan (each a “Participant”) upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Qualified Stock Option (110% of the Fair Market Value if, at the time the Qualified Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of on the date of grant with respect to a Non-Qualified Stock Option.

    (b)           Exercise of the Options.  An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant.

    (c)           Form of Consideration.   The purchase price of the shares to be purchased upon exercise of an Option will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee in its discretion. The Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares or by a combination of such methods. The Committee, in its discretion, may permit a particular Participant to pay all or a portion of the Option Price, and/or the tax withholding liability with respect to the exercise of an Option either by surrendering shares of stock already owned by such Participant or by withholding shares of Option Stock, provided that the Committee determines that the fair market value of such surrendered stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith. The Committee, in its sole discretion, may establish such other terms and conditions for the payment of the exercise price, as it deems appropriate.

    (d)           Value Limitation.   If the aggregate fair market value of all shares of Common Stock subject to a grantee’s Qualified Stock Option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as Non-Qualified Stock Options. For this purpose, fair market value is determined as of the grant date.

    Restricted Stock Awards.   In addition to Options, the Committee may grant Restricted Stock Awards to Eligible Recipients. The Committee may impose such restrictions or conditions to the vesting of these Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employment or service of the Company or a Subsidiary for a certain period, or that the Participant or the Company satisfy certain performance goals or criteria. Unless the Committee determines otherwise, all shares of Common Stock granted as a Restricted Stock Award shall have all voting, dividend, liquidation and other rights associated with becoming a holder of record of such shares as if Participant were the holder of shares of unrestricted Common Stock.

    Effective Date and Duration of the Plan.   If approved by a majority of our stockholders, the Plan will become effective on February 1, 2014 (the “Effective Date”), and will terminate at midnight on January 31, 2023, unless terminated upon an earlier date by the Board of Directors.

   Termination or Amendment of the Plan.   The Company’s Board of Directors may, at any time and without stockholder approval, terminate or amend the Plan, including amending the Plan to increase the number of shares of Common Stock available for issuance.

U.S. Federal Income Tax Consequences

    The Plan is, in part, is a qualified plan for Federal income tax purposes. As such, the Company is entitled to (a) withhold and deduct from future wages of the Eligible Recipient, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to a Qualified Stock Option, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, a Qualified Stock Option or a disqualifying disposition of stock received upon exercise of a Qualified Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to a Qualified Stock Option.

New Plan Benefits

    Participation in the Plan is entirely within the discretion of the Committee. Because we cannot predict the predict the rate at which the Committee will make awards to Eligible Recipients or the terms of Incentive Awards granted under the Plan, it is not possible to determine the number of shares that will be purchased or the value of benefits that may be obtained by executive officers and other employees under the Plan for the current fiscal year.

Required Approval

    We must receive affirmative Written Consents approving this Proposal No. 2, not previously revoked, representing at least 27,811,074 votes, or a majority of the shares of Common Stock and Series B Preferred issued and outstanding as of the Record Date and entitled to act upon this Proposal. Accordingly, abstentions from submitting your Written Consent will have the effect of a vote “AGAINST” this Proposal.

Board of Directors Recommendation

    The Board recommends that you mark the box entitled “FOR” the approval of the 2013 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    As of December 27, 2013, we had two classes of voting stock outstanding: (i) Common Stock; and (ii) the Series B Preferred. The following tables sets forth information regarding shares of Series B Preferred and Common Stock beneficially owned as of December 27, 2013 by:

(i)	Each of our officers and directors;
(ii)	All officer and directors as a group; and
(iii)
Each person known by us to beneficially own five percent or more of the outstanding shares of our Series B Preferred and Common Stock.  Percent ownership is calculated based on 1,733,535 shares of Series B Preferred and 27,885,587 shares Common Stock outstanding at December 27, 2013.

Beneficial Ownership of Series B Preferred

Name, Address and Title (if applicable) (1)	Series B Convertible Preferred Stock (2)(3)	% Ownership of Class (4)
Timothy Lane	6,250	*
Chairman

Carl Wistreich	6,250	*
Director

Lou Imbrogno	7,500	*
Director

Total Officers and Directors (1)	20,000	1.2%

Wolverine Flagship Fund Trading Limited	300,000	17.3%
175 W. Jackson Blvd., Suite 200
Chicago, Illinois 60604

Falcon Fund, Ltd.	125,000	7.2%
5956 Sherry Lane, Suite 1810
Dallas, Texas 75225

First Bank & Trust as custodian of Ronald L. Chez IRA	350,000	20.2%
820 Church Street
Evanston Illinois, 60201

V3 Capital Partners LLC	125,000	7.2%
c/o Iroquois Capital Management LLC
641 Lexington Ave., 26th Floor New York, NY 10022

Iroquois Master Fund Ltd.	125,000	7.2%
c/o Iroquois Capital Management LLC 641 Lexington Ave., 26th Floor
New York, NY 10022

Diker Micro Cap LP Fund	125,000	7.2%
730 5th Ave 15th Floor
New York, NY 10009

*	Less than 1%.
(1)
Each of the Company’s officers was excluded from this table, as none of our officers hold shares of Series B Preferred. Unless otherwise indicated, the address for each stockholder is 18552 MacArthur Blvd., Suite 325, Irvine, CA 92612.

(2)
Subject to the limitations in the Certificate of Designation, each share of Series B Preferred is convertible into that number of shares of Common Stock equal to the Stated Value, divided by the Conversion Price, as defined in the Certificate of Designation. As of December 27, 2013, the Conversion Price was $0.25.

(3)
Pursuant to the Certificate of Designation, shares Series B Preferred may not be converted or exercised, as applicable, to the extent that the holder and its affiliates would own more than 9.99% of the Company’s outstanding Common Stock after such conversion. The Certificate of Designation also entitles each share of Series B Preferred to vote, on an as converted basis, along with the Common Stock; provided, however, that the Series B Preferred may not be voted to the extent that the holder and its affiliates would control more than 9.99% of the Company’s voting power.

(4)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Beneficial Ownership of Common Stock

Name, Address and Title (if applicable) (1)	Number of Shares	% Ownership of Class (2)
Lance Leonard (3)	340,359	1.2%
President, Chief Executive Officer and Director

Daniel Kerker (4)	307,175	1.1%
Chief Financial Officer, Treasurer and Secretary

Kevin Sherman (5)	198,348	*
Chief Marketing Officer

Timothy Lane (6)	543,732	1.9%
Chairman

Carl Wistreich (7)	352,587	1.2%
Director

Lou Imbrogno (8)	393,769	1.4%
Director

Total officers and directors (9)	2,135,970	7.2%

MKM Opportunity Master Fund, Ltd	3,673,799	13.2%
28 West 44th Street, 16th Floor
New York, NY 10036

Red Square Fund One SPC	3,751,616	13.5%
c/o NWT Fund Adminstrators Limited
Rue de la Pelisserie 16,
PO Box 3501
1211 Geneva 3, Switzerland

Joseph D. Kowal	2,529,998	9.1%
4282 Skylark St.
Irvine, CA 92604

One East Capital Partners	1,611,805	5.8%
551 Madison Avenue, 10th Floor
New York, NY 10022

Ashworth Holdings, LLC (10)	2,117,092	7.3%
6192 West Valley Drive
Highland, UT 84003

Wolverine Flagship Fund Trading Limited (11)(12)	6,200,000	9.9%
175 W. Jackson Blvd., Suite 200
Chicago, Illinois 60604

Falcon Fund, Ltd. (13)	2,583,334	8.5%
5956 Sherry Lane, Suite 1810
Dallas, Texas 75225

First Bank & Trust as custodian of Ronald L. Chez IRA (12)(14)	7,233,334	9.9%
820 Church Street
Evanston Illinois, 60201

V3 Capital Partners LLC (15)	2,583,333	8.5%
20 East 20th Street, Apt. 6
New York, NY 10003

Iroquois Master Fund Ltd. (16)	2,583,333	8.5%
c/o Iroquois Capital Management LLC 641 Lexington Ave., 26th Floor
New York, NY 10022

Diker Micro Cap LP Fund (17)	2,583,333	8.5%
730 5th Ave 15th Floor
New York, NY 10009

Lacuna Hedge Fund LLLP (18)	1,651,805	5.6%
1100 Spruce Street
Bolder, CO 80302

*	Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  All entries exclude beneficial ownership of shares issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof or which will not become vested or exercisable within 60 days of December 27, 2013.

(2)
Percentages are rounded to nearest one-tenth of one percent.  Percentages are based on 27,885,587 shares of Common Stock outstanding.  Options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)	Comprised of 33,185 shares held of record and 307,174 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(4)	Comprised of 307,175 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(5)	Comprised of 55,000 shares held of record and 143,348 shares issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(6)
Comprised of 5,000 shares held of record, and 409,565 shares issuable pursuant to options, 100,000 shares issuable upon conversion of 6,250 shares of Series B Preferred and 29,167 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(7)
Comprised of 18,637 shares held of record, 100,000 shares issuable upon conversion of 6,250 shares of Series B Preferred and 29,167 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(8)
Comprised of 33,986 shares held of record, 120,000 shares issuable upon conversion of 7,500 shares of Series B Preferred and 35,000 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(9)
Comprised of 145,808 shares held of record, 320,000 shares issuable upon conversion of 20,000 shares of Series B Preferred and 93,334 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(10)
Comprised of 1,157,005 shares held of record and 960,087 shares issuable upon conversion and/or exercise of convertible notes and an option agreement by and between Ashworth Holdings, LLC and the Company.

(11)
Comprised of 4,800,000 shares issuable upon conversion of 300,000 shares of Series B Preferred and 1,400,000 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(12)
Pursuant to the Certificate of Designation, shares Series B Preferred may not be converted or exercised, as applicable, to the extent that the holder and its affiliates would own more than 9.99% of the Company’s outstanding Common Stock after such conversion. The Certificate of Designation also entitles each share of Series B Preferred to vote, on an as converted basis, along with the Common Stock; provided, however, that the Series B Preferred may not be voted to the extent that the holder and its affiliates would control more than 9.99% of the Company’s voting power.

Although the percentage ownership for each stockholder reflects the limitations in the Certificate of Designation, the securities reported in this table show the number of shares of Common Stock that would be issuable upon full conversion of the Series B Preferred and full exercise of warrants held by each stockholder.  Therefore, the actual number of shares of Common Stock beneficially owned by each stockholder, after giving effect to the limitations in the Certificate of Designation, is less than the number of securities reported herein.

(13)
Comprised of 2,000,000 shares issuable upon conversion of 125,000 shares of Series B Preferred and 583,334 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(14)
Comprised of 5,600,000 shares issuable upon conversion of 350,000 shares of Series B Preferred and 1,633,334 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(15)
Comprised of 2,000,000 shares issuable upon conversion of 125,000 shares of Series B Preferred and 583,334 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(16)
Comprised of 2,000,000 shares issuable upon conversion of 125,000 shares of Series B Preferred and 583,334 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(17)
Comprised of 2,000,000 shares issuable upon conversion of 125,000 shares of Series B Preferred and 583,334 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

(18)
Comprised of 1,299,120 shares issuable upon conversion of 81,195 shares of Series B Preferred and 352,685 shares issuable pursuant to warrants, each of which are presently exercisable or which become exercisable within 60 days of December 27, 2013.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals

    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholder proposals to be included in our next Proxy Statement must be received by us at our principal executive offices at 18552 MacArthur Blvd., Suite 325, Irvine, California 92612, addressed to our Corporate Secretary, no later than September 16, 2014. These proposals must comply with applicable Nevada law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

    We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Stockholder Communications with the Board of Directors

    Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to: Board of Directors, c/o Corporate Secretary, True Drinks Holdings, Inc., 18552 MacArthur Blvd., Suite 325, Irvine, CA 92612. All communications received by the Corporate Secretary are relayed to the Board of Directors of the Company.

TRUE DRINKS HOLDINGS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF TRUE DRINKS HOLDINGS, INC.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice for Action by Written Consent and the Consent Solicitation Statement of True Drinks Holdings, Inc. (the “Company”) dated January 14, 2014 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on January 30, 2014, unless the solicitation period is shortened or extended by the Company in its sole discretion (“Expiration Date”). The undersigned, as record holder of ________ shares of the Company’s common stock, par value $0.001 per share, CUSIP No. 897837100 (“Common Stock”), hereby takes the following actions with respect to all shares of Common Stock held by him, her or it as follows:

(continued and to be signed on reverse side)

Please Detach and Mail in the Envelope Provided

☒ Please mark your votes as indicated in this example.

		FOR	AGAINST	ABSTAIN
1.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40.0 MILLION TO 120.0 MILLION	[ ]	[ ]	[ ]

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF THE 2013 STOCK INCENTIVE PLAN	[ ]	[ ]	[ ]

This Written Consent, when properly executed and returned to the Company, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When shares of Common Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, 2014

(Print Name of Stockholder)

(Signature of Stockholder)

(Second Signature if held jointly)

 TRUE DRINKS HOLDINGS, INC.

WRITTEN CONSENT SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF TRUE DRINKS HOLDINGS, INC.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice for Action by Written Consent and the Consent Solicitation Statement of True Drinks Holdings, Inc. (the “Company”) dated January ___, 2014 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on January 30, 2014, unless the solicitation period is shortened or extended by the Company in its sole discretion (“Expiration Date”). The undersigned, as record holder of ____ shares of the Company’s Series B Convertible Preferred Stock (“Series B Preferred”), hereby takes the following actions with respect to all shares of Series B Preferred held by him, her or it as follows:

(continued and to be signed on reverse side)

Please Detach and Mail in the Envelope Provided

☒ Please mark your votes as indicated in this example.

		FOR	AGAINST	ABSTAIN
1.	APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 40.0 MILLION TO 120.0 MILLION	[ ]	[ ]	[ ]

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF THE 2013 STOCK INCENTIVE PLAN	[ ]	[ ]	[ ]

This Written Consent, when properly executed and returned to the Company, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When shares of Series B Preferred are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Dated: ________________________, 2014

(Print Name of Stockholder)

(Signature of Stockholder)

(Second Signature if held jointly)

Exhibit A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
TRUE DRINKS HOLDINGS, INC.

         True Drinks Holdings, Inc., a Nevada corporation (the "Corporation"), does hereby certify that:

         FIRST: This Certificate of Amendment amends the provisions of the Corporation's Articles of Incorporation (the "Articles of Incorporation").

         SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 78.380 of the Nevada Revised Statutes and shall become effective immediately upon filing this Certificate of Amendment.

         THIRD: The first paragraph of Article III, Section 1 of the Articles of Incorporation is hereby amended in its entirety and replaced with the following:

“Authorized Shares of Common Stock. The aggregate number of shares of stock which the corporation shall have authority to issue is 120,000,000 shares of $0.001 par value Common Stock. The shares of this class of Common Stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Nevada Revised Statutes. The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.”

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this __th day of _________, 2014.

                                    By:

          __________________________________
                                    Name:  Lance Leonard
                                    Title: Chief Executive Officer

A-1

Exhibit B

TRUE DRINKS HOLDINGS, INC.
2013 STOCK INCENTIVE PLAN

    1. Purpose of Plan. The purpose of the True Drinks Holdings, Inc. 2013 Stock Incentive Plan (the “Plan”) is to advance the interests of True Drinks Holdings, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its operational and financial objectives.

    Pursuant to the Plan, the Company may grant (i) “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) stock options that do not qualify as incentive stock options (“Non-Qualified Stock Options”). No option granted under the Plan shall be treated as an incentive stock option unless the stock option agreement, which evidences the grant, refers to such option as an incentive stock option and such option satisfies the requirements of Section 422 of the Code. Pursuant to the Plan, the Company may also grant Restricted Stock Awards.

    As used herein, the term “parent” or “subsidiary” shall mean any present or future corporation which is or would be a “parent corporation” or “subsidiary corporation” of the Company as the term is defined in Section 424 of the Code (determined as if the Company were the employer corporation).

    2. Definitions. The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1. “Board” means the Board of Directors of the Company.

2.2. “Broker Exercise Notice “ means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares, or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and /or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.3. “Change in Control” means an event described in Section 10.1 of the Plan.

2.4. “Code” means the Internal Revenue Code of 1986, as amended.

2.5. “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.6. “Common Stock” means the common stock of the Company; par value $0.001 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.7. “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.8. “Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, any non-employee director, consultants and independent contractors of the Company or any Subsidiary and any joint venture partners (including without limitation, officers, directors and partners thereof) of the Company or any Subsidiary.

2.9. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.10. “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the closing market price per share of the Common Stock as reported on that date.

2.11. “Incentive Award” means an Option or Restricted Stock Award granted to an Eligible Recipient pursuant to the Plan.

2.12. “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.13. “Non-Employee Director” means any member of the Board of Directors of the Company who is not an employee of the Company or any Subsidiary.

2.14. “Non-Statutory Stock Option “ means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.15. “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.16. “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.17. “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

2.18. “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

2.19. “Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company plan or practice for purposes of this determination.

2.20. “Securities Act” means the Securities Act of 1933, as amended.

2.22. “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.23. “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.   Plan Administration.

3.1. The Committee. The Plan shall be administered by the Committee as appointed from time to time by the Board of Directors of the Company, which may be the Compensation Committee of the Board of Directors. Except as otherwise specifically provided herein, no person, other than members of the Committee, shall have any discretion as to decisions regarding the Plan. The Company may engage a third party to administer routine matters under the Plan, such as establishing and maintaining accounts for Plan participants and facilitating transactions by participants pursuant to the Plan.

In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretations and decisions made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all persons participating or eligible to participate in the Plan.

3.2. Authority of the Committee.

(a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:

(i) the Eligible Recipients to be selected as Participants;

(ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award;

(iii) the time or times when Incentive Awards will be granted;

(iv) the duration of each Incentive Award; and

(v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)  The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however, that the amended or modified terms are permitted by the Plan as then in effect, and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Incentive Award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a regrant of such Incentive Award for purposes of this Plan.

(c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation)following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4. Shares Available for Issuance.

4.1. Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 20,000,000 shares.

4.2. Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

4.3. Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.

5. Participation. Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6. Options.

6.1. Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.

6.2. Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 85% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.

6.3. Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Option may be exercisable after 10 years from its date of grant.

6.4. Payment of Exercise Price. The purchase price of the shares to be purchased upon exercise of an Option will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee in its discretion. The Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares or by a combination of such methods. The Committee, in its discretion, may permit a particular Optionee to pay all or a portion of the Option Price, and/or the tax withholding liability with respect to the exercise of an Option either by surrendering shares of stock already owned by such Optionee or by withholding shares of Option Stock, provided that the Committee determines that the fair market value of such surrendered stock or withheld Option Stock is equal to the corresponding portion of such Option Price and/or tax withholding liability, as the case may be, to be paid for therewith. The Committee, in its sole discretion, may establish such other terms and conditions for the payment of the exercise price, as it deems appropriate.

6.5. Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in Irvine, California and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6. Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company, or any subsidiary or parent corporation of the Company within the meaning of the Code) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7. Restricted Stock Awards.

7.1. Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period or that the Participant or the Company (or any Subsidiary or division thereof) satisfy certain performance goals or criteria.

7.2. Rights as a Stockholder; Transferability. Except as provided in Sections 7.1, 7.3 and 11.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

7.3. Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. In addition, the Committee in its sole discretion may require such dividends and distributions to be reinvested (and in such case the Participants consent to such reinvestment) in shares of Common Stock that will be subject to the same restrictions as the shares to which such dividends or distributions relate.

7.4. Enforcement of Restrictions. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

8. Effect of Termination of Employment or Other Service.

8.1. Termination Due to Death, Disability or Retirement. In the event a Participant's employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement:

(a) All outstanding Options then held by the Participant will remain exercisable to the extent exercisable as of such termination following such termination until the expiration date of such Option;

(b) All Restricted Stock Awards then held by the Participant will vest and/or continue to vest in the manner determined by the Committee and set forth in the agreement evidencing such Restricted Stock Award.

8.2. Termination for Reasons Other than Death, Disability or Retirement.

(a) In the event a Participant's employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable, and all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for “cause,” all outstanding Options then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of one month after such termination (but in no event after the expiration date of any such Option).

(b) For purposes of this Section 8.2, “cause” (as determined by the Committee) will be as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, will mean (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

8.3. Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 8, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service and Restricted Stock Awards held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that no Option may remain exercisable beyond its expiration date.

8.4. Breach of Confidentiality or Non-Compete Agreements. Notwithstanding anything in this Plan to the contrary, in the event that a Participant materially breaches the terms of any confidentiality or non-compete agreement entered into with the Company or any Subsidiary or takes any other action that the Committee, in its sole discretion, deems to be adverse to the interests of the Company or any Subsidiary (an “Adverse Action”), whether such Adverse Action occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may immediately terminate all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant without notice of any kind. In addition, to the extent that a Participant takes such Adverse Action during the period beginning six months prior to, and ending six months following, the date of such employment or service termination, the Committee in its sole discretion will have the authority (by so providing in the agreement evidencing such Incentive Award at the time of grant) to rescind (i) any grant of an Incentive Award made to such Participant during such period and (ii) any exercise of an Option of the Participant that was exercised during such period, and to require the Participant to pay to the Company, within 10 days of receipt from the Company of notice of such rescission, the amount of any gain realized from such rescinded grant or exercise. Such payment will be made in cash (including check, bank draft or money order) or, with the Committee's consent, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount of such payment. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligation.

8.5. Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

9. Payment of Withholding Taxes.

9.1. General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

9.2. Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 9.1 of the Plan by electing to tender Previously Acquired Shares or a Broker Exercise Notice, or by a combination of such methods.

10. Change in Control.

10.1. Change in Control. For purposes of this Section 10.1, a “Change in Control” of the Company will mean (a) the sale, lease, exchange or other transfer of substantially all of the assets of the Company (in one transaction or in a series of related transaction) to a person or entity that is not controlled, directly or indirectly, by the Company, (b) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to effective date of such merger or consolidation do not have “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of more than 80% of the combined voting power of the surviving corporation's outstanding securities ordinarily having the right to vote at elections of directors, or (c) a change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as (i) any person becomes, after the effective date of the Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, or (ii) individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan will, for purposes of this clause (iii), be considered as though such persons were a member of the Board on the effective date of the Plan.

10.2. Acceleration of Vesting. Without limiting the authority of the Committee under Section 3.2 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all Options may become immediately exercisable in full and may remain exercisable for the remainder of their terms, regardless of whether the Participants to whom such Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all outstanding Restricted Stock Awards may become immediately fully vested in the manner determined by the Committee and/or set forth in the agreement evidencing such.

10.3. Cash Payment for Options. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to and in lieu of some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

10.4. Limitation on Change in Control Payments. Notwithstanding anything in Section 10.2 or 10.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 10.2 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 10.3 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other payments which such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the payments to such Participant pursuant to Section 10.2 or 10.3 will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Section 10.4 will, to that extent, not apply.

11. Rights of Eligible Recipients and Participants: Transferability.

11.1. Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

11.2. Rights as a Stockholder. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

11.3. Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Committee or the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien; during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs and legatees.

11.4. Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

11.5. Securities Law and Other Restrictions. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

12. Plan Amendment, Modification and Termination. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that (a) the Board will not have the authority to amend the eligibility requirements for Options granted pursuant to Section 6.7 of the Plan, or to modify the number of shares, exercise price, exercisability, duration, manner of payment or other terms with respect to such Options, more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act or the rules promulgated thereunder; and (b) no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or Section 422 of the Code. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 4.3 and 10 of the Plan.

13. Effective Date and Duration of the Plan. The Plan is effective as of ______________, the date it was adopted by the Board. The Plan will terminate at midnight on ________________, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

14. Miscellaneous.

14.1. Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of California.

14.2. Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

Adopted by the Board of Directors on December 31, 2013.